Exhibit 10.49

AMENDMENT NO. 3

AMENDMENT NO. 3 (this “Amendment”) dated as of March 31, 2012 among LAZARD GROUP LLC (the “Company”), the Banks executing this Amendment, each of which is a party to the Credit Agreement referred to below, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

The Company, the Banks party thereto (including the Banks executing this Amendment) and the Administrative Agent are parties to a Credit Agreement dated as of April 29, 2010 (as amended by Amendment No. 1 dated as of August 12, 2010 and by Amendment No. 2 dated as of December 17, 2010, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Banks to the Company thereunder.

The parties hereto wish now to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Amendments to Section 1.1 (Defined Terms). Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following defined term in the appropriate alphabetical order therein:

“Pension Reserve Letter Agreement”: the letter agreement dated June 30, 2009, from Holdings and Lazard & Co., Holdings Limited to the Staff Pension Trustees and the Directors’ Pension Trustees (in each case as defined therein), in respect of reserves to be retained by Lazard & Co., Holdings Limited, Lazard & Co., Limited and Lazard & Co., Services Limited for certain pension obligations, and as such letter agreement is further amended, restated, modified, supplemented or replaced from time to time, in each case with respect to the same or similar such reserves.

2.03. Amendments to Section 7.3 (Limitation on Liens). Section 7.3 of the Credit Agreement is hereby amended by:

(i)	deleting the word “and” at the end of clause 7.3(m);

(ii)	relabeling clause Section 7.3(n), “Section 7.3(o)”; and

(iii)	inserting the following new clause immediately after Section 7.3(m):

(n) Liens on deposit accounts and securities accounts to secure certain pension obligations of Lazard & Co., Services Limited, provided that the aggregate amount of assets in the accounts subject to such Liens shall not exceed £15,000,000 at any one time; and

2.04. Amendments to Section 7.7 (Clauses Restricting Subsidiary Distributions). Section 7.7 of the Credit Agreement is hereby amended by deleting the word “and” directly preceding romanette (vi) and by inserting “, and (vii) restrictions and conditions imposed by the Pension Reserve Letter Agreement, provided that such restrictions and conditions are limited to distributable reserves to be retained by Lazard & Co., Holdings Limited, Lazard & Co., Limited and Lazard & Co., Services Limited with an aggregate value not in excess of £18,000,000 at any one time” after the words “assignment thereof” at the end of the paragraph.

Section 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that after giving effect to this Amendment (a) the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall each become effective on the date this Amendment shall have been duly executed and delivered by the Company, the Administrative Agent and the Required Lenders.

Section 5. Costs and Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent in connection with this Amendment as provided in Section 12.5(a) of the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

LAZARD GROUP LLC

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3]

CITIBANK, N.A.,
as Administrative Agent and as a Bank

By	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

[Signature Page to Amendment No. 3]

STATE STREET BANK AND TRUST COMPANY,
as a Bank

By	/s/ John T. Daley
Name:	John T. Daley
Title:	Vice President

[Signature Page to Amendment No. 3]

THE BANK OF NEW YORK MELLON,
as a Bank

By	/s/ Thomas Caruso
Name:	Thomas Caruso
Title:	Managing Director

[Signature Page to Amendment No. 3]